          FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

      SEP 21 1983

                                                        Filing Fee $50.00
                                                        BY Calkins, Kramer, Gris
                                                        Grimshaw and Harring
                                                        1700 Lincoln St.
                                                        Suite 3800
                                                        Denver, Colorado 80203

                              ARTICLES OF AMENDMENT

                                     To the

                            ARTICLES OF INCORPORATION

     Pursuant to the provisions of the Nevada Corporation Laws, the undersigned corporation adopts the following Articles of Amendment to its Articles of
Incorporation:

     FIRST: The name of the corporation is International Texas Industries, Inc.

     SECOND: The following amendment was adopted by a majority of the shareholders of the corporation, in the manner prescribed by the Nevada
Corporation Laws on the dates set forth above each amendment:

          JULY 26, 1983

          "RESOLVED, that Article IV of the Articles of Incorporation be deleted in its entirety and in its place inserted:

               'ARTICLE IV. The authorized capital stock of the corporation shall be Fifty Million (50,000,000) shares of common stock with each share having a par value of One Tenth of One Cent ($0.001)
               per share.'"

          JULY 27, 1983

          "RESOLVED, that Article I of the Articles of Incorporation be deleted in its entirety, and in its place inserted:

               'ARTICLE I. The name of the corporation shall be International
               Texas Industries, Inc., and its principal place of business in
               Nevada shall be Reno, at Suite 1400 First National Bank Building,
               One East First Street, Reno, Nevada 89501, but other places of business may be established and maintained within or without the
               State of Nevada as the board of directors may designate, where business of the corporation, including meetings of stockholders and directors may be conducted and held.'"

          "RESOLVED, that Article III of the Articles of Incorporation, be deleted in its entirety and in its place inserted:

               'Article III. The general nature of the business of the
               corporation is to engage in any lawful activity. To this end, the corpora-

               tion shall have and may exercise all the rights, powers and privileges which are now or which may hereafter be conferred upon corporations organized under Chapter 78 of the State of Nevada
               Corporation Laws, and any other rights, powers and privileges which are now or which may hereafter be conferred upon
               corporations under the Common Law or under any other applicable law.'"

                                            INTERNATIONAL TEXAS INDUSTRIES, INC.

                                            By /s/ Jon J. King
                                               ---------------------------------
                                               Jon J. King, President

                                            and

                                               /s/ Robert R. Johnson
                                               ---------------------------------
                                               Robert R. Johnson, Secretary

STATE OF TEXAS      )
                    ) ss.
COUNTY OF BEXAR     )

     Before me, Lesli G. Griffin, a Notary Public in and for the said County and
State, personally appeared Jon J. King and Robert R. Johnson, who acknowledged before me that they are the President and Secretary, respectively, of
International Texas Industries, a Nevada corporation, and that they signed the foregoing Articles of Amendment as a free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

     IN WITNESS WHEREOF I have hereto set my hand and seal this 26th day of
August A.D., 1983.

     My commission expires: 8/28/85

     My address is: not required in the state of Texas.

                                                  /s/ Lesli G. Griffin
                                                  ------------------------------
                                                  Notary Public